UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2004

PACIFIC MAGTRON INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25277	88-0353141
(Commission File Number)	(IRS Employer Identification Number)

1600 California Circle, Milpitas, California       95035
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (408) 956-8888

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

(a)          On July 21, 2004, the Registrant’s board of directors appointed and engaged Weinberg & Company, P.A. as the Registrant's independent auditor for the current fiscal year.

(b)          The Registrant did not consult with Weinberg & Company, P.A. during the fiscal years ended December 31, 2003 and 2002, and the interim period from January 1, 2004 through July 21, 2004, on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or any matter that was either the subject of a disagreement or a reportable event.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MAGTRON
INTERNATIONAL CORP.,

Date: July 26, 2004	By /s/ Theodore S. Li

Theodore S. Li
President and Chief Financial
Officer